ALLIANCEBERNSTEIN FOCUSED GROWTH & INCOME FUND


FORMER POLICIES				CURRENT POLICIES


Investment Objective:
Fundamental:				Non-fundamental:
Long-term growth of capital		The Funds investment objective
through the application of		is long-term growth of capital.
a disciplined value-oriented
investment process.


Fundamental Investment
Policies:
The Fund may not make loans		The Fund may notmake loans
except through (a)the			except through (i) the purchase
purchase of debt obligations		of debt obligations in accordance
in accordance with its			with its investment objectives
investment objective and		and policies;(ii) the lending
policies; (b)the lending		of portfolio securities;(iii)
of portfolio securities; or		the use of repurchase agreements;
(c)the use of repurchase		or (iv) the making of loans
agreements.				to affiliated funds as permitted
					under the 1940 Act,the rules and
					regulations thereunder (as
					such statutes, rule or
					regulations may be amended
					from time to time), or by
					guidance regarding, and
					interpretations of, or
					exemptive orders under,
					the 1940 Act.



The Fund may not borrow			The Fund may not issue any
money or issue senior			senior security (as that term
securities except to the		is defined in the 1940 Act) or
extent permitted by the			borrow money, except to the
1940 Act.				extent permitted by the 1940 Act
					or the rules and regulations
					thereunder (as such statute,
					rules or regulations may be
					amended from time to time) or
					by guidance regarding, or
					interpretations of, or exemptive
					orders under, the 1940 Act
					or the rules or regulations
					thereunder published by
					appropriate regulatory
					authorities.
					For the purposes of this
					restriction, margin and
					collateral arrangements,
					including, for example, with
					respect to permitted
					borrowings, options, futures
					contracts, options on futures
					contracts and other derivatives
					such as swaps are not deemed
					to involve the issuance of a
					senior security.


The Fund may not pledge,		Policy eliminated.
hypothecate, mortgage
or otherwise encumber
its assets, except to
secure permitted
borrowings.

The Fund may not invest			Policy eliminated.
in companies for the
purpose of exercising
control.

The Fund may not purchase		The Fund may not purchase or
or sell real estate,			sell real estate except that
except that it may			it may dispose of real estate
purchase and sell			acquired as a result of the
securities of companies			ownership of securities or
estate or interests			other instruments. This
therein and securities			restriction does not prohibit
that are secured by			the Fund from investing in
real estate, provided			securities or other instruments
such securities are			backed by real estate or in
securities of the type			securities of companies engaged
in which the Fund may			in the real estate business.
invest.

The Fund may not purchase		The Fund may not purchase or
or sell commodities or			sell commodities regulated by
commodity contracts,			the Commodity Futures
including futures			Trading Commission under
contracts (except			the Commodity Exchange Act
foreign currencies,			or commodities contracts except
futures on securities,			for futures contracts and
currencies and securities		optionson futures contracts.
indices and forward
currency exchange contracts
or contracts for the
future acquisition or
delivery of securities and
foreign currencies and other
similar contracts and
options on the foregoing).

Related non-fundamental policies.	Related non-fundamental policies
					eliminated.
The Fund will not enter
into any futures contracts
or options on futures
contracts if immediately
thereafter the market
values of the outstanding
futures contracts of the
Fund and the currencies
and futures contracts
subject to outstanding
options written by the
Fund would exceed 50%
of its total assets.

The Fund may not purchase
or sell a stock index future
if immediately thereafter
more than 30% of its total
assets would be hedged by
stock index futures or if
immediately thereafter, the
sum of the amount of margin
deposits on the Funds
existing futures positions
would exceed 5% of the
market value of the Funds
total assets.

The Fund will limit its use
of futures contracts and
options on futures contracts
so that either (i) the
contracts or options thereon
are for "bona fide hedging"
purposes as defined under
regulations of the CFTC or
(2) if for other purposes,
no more than 5% of the
liquidation value of the
Fund's total assets will
be used for initial margin
of option premiums required
to establish non-hedging
positions.  These instruments
will be used for hedging
purposes and not for
speculation or to leverage
the Fund.


The Fund may not act as an			The Fund may not act as an
underwriter of securities,			underwriter of securities of
except that the Fund may			other issuers, except that the
acquire restricted securities			Fund may acquire restricted
under circumstances in which,			securities under circumstances
if such securities were sold,			in which, if such securities
the Fund might be deemed to			were sold, the Fund might be
be an underwriter for purposes			deemed to be an underwriter for
of the Securities Act.				purposes of the Securities Act of
						1933, as amended (the Securities
						Act).

The Fund may not concentrate			The Fund may not concentrate
more than 25% of its assets			investments in an industry, as
in any particular industry			concentration may be defined
or group of industries.				under the 1940 Act or the rules
						and regulations thereunder (as
						such statute, rules or regulations
						may be amended from time to time)
						or by guidance regarding,
						interpretations of, or exemptive
						orders under, the 1940 Act or the
						rules or regulations thereunder
						published by appropriate
						regulatory authorities.


Non-Fundamental Investment
Policies:

The Fund is diversified and,			Non-fundamental policy eliminated.
under the Investment Company
Act of 1940, will not change			New fundamental policy:
this policy without a				The Fund is diversified.
shareholder vote.



The Fund will limit its				The Fund will limit its
investments in illiquid				investment in illiquid securities
securities to no more than			to no more than 15% of net
15% of its net assets.				assets or such other amount
						permitted by guidance regarding
						the 1940 Act.

The Fund may lend its				The Fund may lend portfolio
portfolio securities.				securities to the extent
						permitted under the 1940 Act or
						the rules and regulations
						thereunder (as such statute, rules
						or regulations may be amended from
						time to time) or by guidance
						regarding, interpretations of, or
						exemptive orders under, the
						1940 Act.

						The Fund may not purchase
						securities on margin, except (i) as
						otherwise provided under rules
						adopted by the SEC under the 1940
						Act or by guidance regarding the
						1940 Act, or interpretations
						thereof, and (ii) that the Fund may
						obtain such short-term credits as
						are necessary for the clearance of
						portfolio transactions, and the
						Fund may make margin payments in
						connection with futures contracts,
						options, forward contracts, swaps,
						caps, floors,collars and other
						financial instruments.

						The Fund may invest in the securities
						of other investment companies,
						including exchange-traded funds, to
						the extent permitted under the 1940
						Act or the rules and regulations
						thereunder (as such statute, rules
						or regulations may be amended from
						time to time) or by guidance regarding,
						interpretations of, or exemptive
						orders under, the 1940 Act or the
						rules or regulations thereunder
						published by appropriate regulatory
						authorities.



SK 00250 0450 687680


ablegal -  568323 v1
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Exhibit 77D-Policies with respect to Security Investment

The changes below were effective as of March 1, 2006.


ablegal -  568323 v1